Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Banco Santander, S.A. of our report dated February 27, 2026, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in reportable segments discussed in Note 52, and the change in the manner in which the company presents certain items in the consolidated income statements discussed in Note 1, as to which the date is April 1, 2026, relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Banco Santander, S.A.’s on Form 6-K dated April 1, 2026.

PricewaterhouseCoopers Auditores, S.L.

/s/ PricewaterhouseCoopers Auditores, S.L.

August 19, 2026

www.pwc.es

PricewaterhouseCoopers Auditores, S.L.

Torre PwC, P.º de la Castellana 259 B, 28046

Madrid, España

Tel.: +34 915 684 400 / +34 902 021 111

R. M. Madrid, hoja M-63.988, folio 75, tomo 9.267, libro 8.054, sección 3.ª

Inscrita en el R.O.A.C. con el número S0242 - NIF: B-79031290